Exhibit 99.1

P R E S S    R E L E A S E

Agile Software Corporation 6273 San Ignacio Avenue San Jose, CA 95119 Voice: (408) 284-4000 Fax: (408) 284-4002

Media Contact Terri Pruett Agile Software Corporation Terri.Pruett@agile.com (408) 284-4048

Agile Reports Third Quarter Results

Agile Announce Non-GAAP Profit

San Jose, CA—March 19, 2007—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the third quarter of fiscal 2007, which ended January 31, 2007. Total revenues for the quarter were $33.2 million, compared to $32.8 million for the third quarter of fiscal 2006. License revenues for the third quarter of fiscal 2007 were $11.5 million, compared to $13.4 million in the third quarter of fiscal 2006.

Net loss for the third quarter of fiscal 2007, on a generally accepted accounting principles (GAAP) basis, was $5.8 million, or ($0.10) per share, compared to a net loss of $4.1 million, or ($0.08) per share for the third quarter of fiscal 2006.

Non-GAAP net income for the third quarter of fiscal 2007 (which excludes amortization of intangibles, stock compensation and stock option review costs) was $488,000 or $0.01 per share. Non-GAAP net loss for the third quarter of fiscal 2006 (which excludes amortization of intangibles, stock compensation and restructuring charges) was $122,000 or $0.00 per share. Reconciliation between our net income (loss) on a GAAP and non-GAAP basis is provided in a table immediately following the Condensed Consolidated Statements of Operations below.

Management Commentary

“We were pleased with our results in Q3, yet we remain intensely focused on driving more top line revenue going forward,” said Jay Fulcher, Agile president and CEO. “In Q3, we again set new company records for revenues in our small and medium enterprise business. We also had several strategic customer wins that confirm our PLM leadership in the high tech and electronics vertical, with particular momentum in the semiconductor industry. The adoption of our Agile 9.2 release continues to go very well, and we expect that the launch of our next major release in Q4, Agile 9.2.2, will likely help us drive more revenue from our installed base in subsequent quarters.”

Customer Wins and Expansions

Agile continues to gain momentum across its key industries, including electronics and high tech, life sciences and consumer products. Organizations that purchased new or additional licenses in the third quarter include ADVA AG Optical Networking, Advantech, Alcatel, Altera Corporation, Avail Medical Products, Ball Aerospace, Brocade Communication Systems, Cisco Systems, Form Factor, Freescale Semiconductor, GlaxoSmithKline, GN Netcom, Haemonetics, Heidenhain, International Flavors and Fragrances, Nvidia, Parata Systems, SanDisk, Scientific Atlanta, Sprint PCS, UEC Technologies and Universal Avionics.

Quarter Highlights

Highlights from the quarter include the following:

Agile continued to see strong adoption of its Agile 9.2 product line in the quarter, announcing Agile 9.2 deployments at contact lens manufacturer CooperVision, quality measurement systems manufacturer Instron, and semiconductor solutions leader Micron. Agile continued to gain particular traction in the semiconductor vertical in the quarter, winning a strategic selection at Freescale Semiconductor, which selected Agile as their global product data management solution, and announcing that Spansion selected Agile to streamline supply chain collaboration across their global enterprise. Agile also announced that Numico, an industry leader in baby food and clinical nutrition, had selected the Agile Prodika food & beverage solution to streamline its product processes.

Over the course of the quarter, Agile held its regional AGILITY seminar series in Taipei, Taiwan, Shanghai, China, Tokyo, Japan and Paris, France. The multi-country tour attracted hundreds of attendees and featured presentations from PLM industry leaders, Agile partners, and Agile customers, including Arima Communications, Foxlink, Funai Electric Co., Ltd., and SI Solutions Co., Ltd. Agile also held a customer summit in San Jose, which focused on the company’s strategy for its Agile e6 product line.

Agile was included in the Software 500 for the fourth consecutive year. Each year, Software Magazine ranks the world’s foremost software and service providers, published as an online catalog on www.softwaremag.com. Agile was also named First Runner-Up for the APICS Innovation Award of Excellence by APICS, The Association for Operations Management. APICS, a global leader and premier source of the body of knowledge in operations management, recognized Agile, the only PLM vendor included, as a result of its success in helping small to medium sized enterprises accelerate innovation, reduce costs, drive profits and ensure regulatory compliance throughout the product lifecycle.

Conference Call Details

Agile will discuss its third quarter results and management’s forward looking guidance on a conference call today beginning at 2:00 p.m Pacific Time. A Web cast of the conference will be available on Agile’s Web site at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Web cast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Web site immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4011.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, improve quality, enable globalization and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions and time-to-value focused implementations, Agile helps companies get the most from their products. 3COM, Acer, Bayer, Broadcom, CooperVision, Dell Inc., Flextronics International, Foxconn, GE Medical Systems, Harris, Heinz, Johnson & Johnson, Johnson Diversey, Lockheed Martin, McAfee, McDonald’s, Micron, Philips, QUALCOMM, Sharp, Shell, Siemens, Tyco Healthcare and ZF are among the over 11,000 customers in the automotive, aerospace and defense, consumer packaged goods, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Agile, Agile Software and the Agile logo are registered trademarks and Agile On Demand, Agile Advantage, Agile Product Collaboration, Agile Product Cost Management, Agile Product Governance & Compliance, Agile Product Quality Management, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Interchange and AgileMD are trademarks of Agile Software Corporation in the U.S. and/or other countries. All other brand or product names are trademarks and registered trademarks of their respective holders.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with generally accepted accounting principles, or GAAP, we are also providing with this press release non-GAAP net income (loss) and non-GAAP net income (loss) per share information, together with a reconciliation between the GAAP and non-GAAP information. In preparing our non-GAAP information, we have excluded where applicable, stock-based compensation (a non-cash charge), acquisition-related amortization of intangible assets and acquired in-process research and development (non-cash charges), stock option review and other investigation costs and gain on sale of investments (non-recurring charges), and restructuring charges. Because of the non-recurring or infrequent nature and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements”, as defined under securities laws, including statements relating to the Company’s expectations regarding the Company’s financial results in future periods and the adoption of our PLM products. Actual results may differ materially and adversely from those expressed in any forward-looking statements. These factors include, but are not limited to, overall spending patterns for enterprise software in general and for PLM in particular and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. For additional information regarding the risks inherent in our business, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended April 30, 2006, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006
Revenues:
License	$11,465	$13,405	$32,066	$36,882
Service	21,723	19,397	64,648	61,783

Total revenues	33,188	32,802	96,714	98,665

Cost of revenues:
License	1,135	842	2,791	2,449
Service (1)	10,254	9,840	29,645	32,253
Amortization of intangible assets	967	726	2,787	2,176

Total cost of revenues	12,356	11,408	35,223	36,878

Gross profit	20,832	21,394	61,491	61,787

Operating expenses:
Sales and marketing (1)	13,045	12,376	37,454	37,538
Research and development (1)	9,632	8,923	28,467	25,678
General and administrative (1)	5,987	3,239	15,094	9,553
Amortization of intangible assets	503	627	1,743	1,856
Acquired in-process technology	—	—	100	—
Restructuring charges	—	1,729	—	1,729

Total operating expenses	29,167	26,894	82,858	76,354

Loss from operations	(8,335)	(5,500)	(21,367)	(14,567)

Interest and other income, net	2,422	1,597	7,103	3,751
Gain on sale of investments	—	—	3,078	—

Loss before income taxes	(5,913)	(3,903)	(11,186)	(10,816)
Provision for income taxes	(137)	237	(82)	644

Net loss	$(5,776)	$(4,140)	$(11,104)	$(11,460)

Net loss per share:
Basic and diluted	$(0.10)	$(0.08)	$(0.20)	$(0.21)

Weighted average shares
Basic and diluted	55,802	54,808	55,496	54,052

(1) The amounts in the tables above include stock compensation as follows:

Cost of service revenue	$388	$144	$896	$417
Sales and marketing	1,385	462	3,208	1,353
Research and development	531	123	1,127	326
General and administrative	899	207	2,127	611

Total stock compensation	$3,203	$936	$7,358	$2,707

Agile Software Corporation

Non-GAAP Financial Measures and Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006
GAAP net loss to non-GAAP net income (loss) reconciliation:
GAAP net loss	$(5,776)	$(4,140)	$(11,104)	$(11,460)
Stock compensation	3,203	936	7,358	2,707
Amortization of intangible assets	1,470	1,353	4,530	4,032
Acquired in-process technology	—	—	100	—
Restructuring charges	—	1,729	—	1,729
Investigation costs	1,591	—	4,010	—
Gain on sale of investment	—	—	(3,078)	—

Non-GAAP net income (loss)	$488	$(122)	$1,816	$(2,992)

GAAP basic and diluted net loss per share to non-GAAP basic and diluted earnings (loss) per share reconciliation:
GAAP basic and diluted loss per share	$(0.10)	$(0.08)	$(0.20)	$(0.21)
Stock compensation	0.06	0.02	0.13	0.05
Amortization of intangible assets	0.02	0.03	0.08	0.07
Acquired in-process technology	—	—	—	—
Restructuring charges	—	0.03	—	0.03
Investigation costs	0.03	—	0.07	—
Gain on sale of investment	—	—	(0.05)	—

Non-GAAP basic and diluted earnings (loss) per share	$0.01	$0.00	$0.03	$(0.06)

Weighted average shares used in calculating non-GAAP diluted net income per share (1)	57,686	54,808	57,559	54,052

(1)	Weighted average shares used in calculating non-GAAP diluted net income per share for the three and nine months ended January 31, 2007 were computed while giving effect to all dilutive potential common shares, which were anti-dilutive for the purpose of calculating GAAP diluted net loss per share.

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2007	April 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$96,190	$126,749
Short-term investments	68,253	47,788
Accounts receivable, net	22,158	26,673
Other current assets	5,259	4,306

Total current assets	191,860	205,516

Long-term investments	30,104	28,762
Property and equipment, net	7,744	8,697
Intangible assets, net	9,522	7,052
Other assets	1,879	1,593
Goodwill	75,165	66,687

Total assets	$316,274	$318,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$27,474	$25,228
Deferred revenue	31,724	29,037

Total current liabilities	59,198	54,265

Other non-current liabilities	4,520	5,753

Total liabilities	63,718	60,018

Total stockholders’ equity	252,556	258,289

Total liabilities and stockholders’ equity	$316,274	$318,307